UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): November 30, 2007

SURFECT HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	33-132597	88-0513176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Broadway Road Tempe, Arizona	85282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 968-2897

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2007, Surfect Holdings, Inc. (the “Company”) reached an agreement in principle with its bridge loan debt holders (“Bridge Investors”) to recapitalize the Company. Under the recapitalization plan, which is expected to be completed during December 2007, all of the indebtedness owing to the holders of the Company’s $1.8 million of bridge loans which matured on October 29, 2007, and are currently in default, will be extinguished.

On November 30, 2007 the Company secured undertakings from new and existing lenders, for $140,000 of new short-term loans of which $100,000 was received on November 30, 2007, and received proceeds from the sale of $860,000 of units in a private offering. Each unit (“Unit”) consists of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a purchase price of $0.04 per share, plus five-year warrants to purchase an equal number of shares of Common Stock at $0.08 per share. In addition, all of the short-term loan investors will receive, upon conversion of their loans, shares of Common Stock issuable at $0.02 per share. As part of the recapitalization, on November 30, 2007 the Company repaid $755,000 of outstanding principal amount of 10% senior secured convertible promissory notes, due October 29, 2007 (“Bridge Notes”), at a 25% discount and the balance of the $1.8 million of Bridge Investors agreed in principle to convert into Units.

The Company’s agreements with respect to the issuance of the short-term loans and Units and the redemption of the $755,000 Bridge Note is more fully described below.

Item 1.02. Termination of a Material Definitive Agreement.

On November 30, 2007, the Company redeemed an outstanding 10% senior secured convertible Bridge Note, due October 29, 2007, in the principal amount of $755,000, in exchange for (i) the payment to Birchten Investments, Ltd. (“Birchten”) of $566,250. The Company has also agreed to (i) pay Birchten all unpaid and accrued interest due and owing under its Bridge Note as of November 30, 2007, and (ii) issue Birchten 200,000 shares of Common Stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 3.02 of this Current Report on Form 8-K that relates to the Short-Term Notes is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

On December 6, 2007, the Company issued short-term promissory notes, dated November 29, 2007 (the “Short-Term Notes”), in the aggregate principal amount of $100,000 which notes bear interest at the rate of 12% per annum, are due and payable on January 28, 2008, and which outstanding principal and accrued interest automatically converts upon the consummation of an equity financing by the Company of at least $1,500,000, into the same securities offered in such financing at a 50% discount to the offering price. The Short-Term Notes were offered and sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

On November 30, 2007, the Company accepted subscriptions in a private offering for an aggregate of (i) 21,500,000 shares of Common Stock, and (ii) five-year warrants to purchase an aggregate of 21,500,000 shares of Common Stock at an exercise price of $0.08 per share (the “Warrant Shares”), which resulted in gross proceeds of $860,000 to the Company. The warrants may be exercised, at the option of the holder, by cash payment of the exercise price or by “cashless exercise”. The warrants also provide the holder with anti-dilution price protection. The Common Stock and warrants were offered and sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

Westminster Securities Corporation acted as placement agent with respect to the offering and received a cash fee equal to $60,200 and warrants to purchase an aggregate of 1,505,000 shares of Common Stock at an exercise price of $0.04 per share. The warrants have the same registration, anti-dilution and cashless exercise rights as the warrants issued to investors in the offering.

Pursuant to a registration rights agreement, the Company has agreed to file a registration statement covering the resale of the Common Stock and Warrant Shares no later than January 25, 2008 (the “Filing Date”), and to have such registration statement declared effective on or before 60 days from the Filing Date. If the Company does not timely file the registration statement or cause it to be declared effective by the required dates, then each investor in the offering will be entitled to liquidated damages, payable in cash or Common Stock, at the Company’s option, equal to 1% of the aggregate purchase price paid by such investor for the securities, and an additional 1% for each month that the Company does not file the registration statement or cause it to be declared effective. Notwithstanding the foregoing, in no event shall liquidated damages exceed 10% of the aggregate gross proceeds of the offering.

In connection with the offering, ITU Ventures West I, L.P., the Company’s principal stockholder, entered into a lock-up agreement, pursuant to which it agreed not to offer, sell, assign, hypothecate, pledge, or otherwise transfer any securities of the Company for a period of 18 months from the closing of the offering, subject to certain exceptions.

The foregoing is not a complete summary of the terms of the Short-Term Notes or the offering described in this Item 3.02, and reference is made to the complete text of the Form of Promissory Note, Form of Subscription Agreement, Form of Supplement No. 1 to Subscription Agreement, Form of Warrant, Form of Registration Rights Agreement, Engagement Letter, Amendment to Engagement Letter and Lock-Up Agreement attached hereto as Exhibits 10.3, 10.4, 10.5, 10.6, 10,7 and 10.8, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Promissory Note

10.2	Form of Subscription Agreement

10.3	Form of Supplement No. 1 to Subscription Agreement

10.4	Form of Warrant

10.5	Form of Registration Rights Agreement

10.6	Engagement Letter with Westminster Securities Corporation, dated November 28, 2007

10.7	Amendment to Westminster Securities Corporation Engagement Letter, dated December 3, 2007

10.8	Lock-Up Agreement with ITU Ventures West I, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURFECT HOLDINGS, INC.

Dated December 6, 2007	By: /s/ Steven Anderson
Name: Steven Anderson
Title: President and Chief Executive Officer